SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 30, 2001
                                                          --------------

                                  CIMNET, INC.
              -----------------------------------------------------
              Exact name of registrant as specified in its charter)

   Delaware                          0-22597                     52-2075851
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(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
Formation)



  946 West Penn Avenue, Robesonia, PA                                   19551
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (610) 693-3114
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changes since last report)

ITEM 5.  OTHER EVENTS

         From March 30, 2001 through April 12, 2001, Cimnet, Inc. (the "Company") received purchase orders from a fortune 100 company for approximately $4.5 million for manufacturing execution system software and certain services related thereto. The Company anticipates implementing the software for its customer at four manufacturing locations over the next year. Separately, the Company announced its sales and earnings for the quarter ended March 31, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

         1.       Press Releases issued on April 18, 2001.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                       CIMNET, INC.



                                       By: /s/ JOHN D. RICHARDSON, III
                                           -------------------------------------
                                           Name: John D. Richardson, III
                                           Title: Chief Executive Officer



Dated:  April 19, 2001